Exhibit 99.1

Priceline.com Reports Financial Results for 4th Quarter and Full-Year 2011
NORWALK, Conn., February 27, 2012. . . Priceline.com Incorporated (Nasdaq: PCLN) today reported 4th quarter and full-year 2011 financial results for the Priceline Group. Fourth quarter gross travel bookings for the Group, which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers, were $4.96 billion, an increase of 51.8% over a year ago.
The Group had revenues in the 4th quarter of $991 million, a 35.5% increase over a year ago. The Group's international operations contributed revenues in the 4th quarter of $610 million, a 62.7% increase versus a year ago (approximately 66% on a local currency basis). The Group's gross profit for the 4th quarter was $725 million, a 51.5% increase from the prior year. International operations contributed gross profit in the 4th quarter of $609 million, a 62.9% increase versus a year ago (approximately 66% growth on a local currency basis). The Group's operating income in the 4th quarter was $304 million, a 60.8% increase from the prior year. The Group had GAAP net income applicable to common shareholders for the 4th quarter of $226.0 million, or $4.41 per diluted share, which compares to $135.7 million or $2.66 per diluted share, in the same period a year ago.
Non-GAAP net income in the 4th quarter was $276.8 million, a 58.1% increase versus the prior year.  Non-GAAP net income was $5.37 per diluted share, compared to $3.40 per diluted share a year ago. First Call analyst consensus for the 4th quarter 2011 was $5.05 per diluted share.  Adjusted EBITDA for the 4th quarter 2011 was $344 million, an increase of 54.3% over a year ago. The section below entitled "Non-GAAP Financial Measures" provides a definition and information about the use of non-GAAP financial measures in this press release and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
For full-year 2011, the Group had revenues of $4.36 billion, a 41.2% increase over 2010. International operations contributed full-year revenues of $2.56 billion, a 77.5% increase versus a year ago (approximately 70% on a local currency basis). Gross profit for the Group in 2011 was $3.08 billion, a 61.3% increase from the prior year. International operations contributed full-year gross profit of $2.56 billion, a 77.8% increase versus the prior year (approximately 70% growth on a local currency basis). The Group's 2011 operating income was $1.40 billion, a 77.8% increase from the prior year. The Group had GAAP net income applicable to common shareholders for full-year 2011 of $1.06 billion, or $20.63 per diluted share, which compares to $527.5 million or $10.35 per diluted share in 2010.
Adjusted EBITDA for 2011 was $1.51 billion, an increase of 67.6% over a year ago. Non-GAAP net income for 2011 was $1.21 billion or $23.45 per diluted share, compared to $13.49 per diluted share a year ago.
“The Priceline Group experienced a strong 4th quarter for our travel reservation services.” said Jeffery H. Boyd, President and Chief Executive Officer of the Priceline Group. “Globally, the Group grew room night reservations by 53% as compared to 47% in the 3rd quarter. We believe that each of our brands, Booking.com, Agoda and

1 of 12

priceline.com, gained share in the retail hotel room reservations market, while our Name Your Own Price hotel business in the United States continued to be impacted by increased competition in the discount market.”
Mr. Boyd continued, “I'm pleased to highlight that during the 4th quarter, we rebranded the TravelJigsaw business as “rentalcars.com.” Our worldwide rental car reservation service delivered 34% growth in rental car days in the 4th quarter compared to the prior year, with rentalcars.com growing well in excess of that rate. Rentalcars.com had an outstanding year and we are excited about the global online rental car opportunity.”
Looking forward, Mr. Boyd said, “The Priceline Group's global hotel business continues to build share and is experiencing strong growth in Asia and other newer markets. While macroeconomic concerns persist, we will continue investing in growing the number of hotels and other accommodations around the world available on our websites, providing great content, building distribution and providing superior service to our customers.”
The Priceline Group noted that, consistent with prior disclosure, it expected future growth rates to decline quarter to quarter due to the sheer size of the business and that weak economic conditions in Europe have resulted in slowing growth in southern European countries and increasing cancellation rates. The Group said it was targeting the following for 1st quarter 2012:

•	Year-over-year increase in total gross travel bookings of approximately 33% - 38%.

•	Year-over-year increase in international gross travel bookings of approximately 41% - 46% (an increase of approximately 43% - 48% on a local currency basis).

•	Year-over-year increase in domestic gross travel bookings of approximately 10%.

•	Year-over-year increase in revenue of approximately 22% to 27%.

•	Year-over-year increase in gross profit of approximately 40% to 45%.

•	Adjusted EBITDA of approximately $243 million to $253 million.

•	Non-GAAP net income of between $3.80 and $3.90 per diluted share.
Non-GAAP guidance for the 1st quarter 2012:

•	excludes non-cash amortization expense of acquisition-related intangibles,

•	excludes non-cash stock-based employee compensation expense,

•	excludes non-cash interest expense and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt,

•	excludes the impact, if any, of charges or benefits associated with judgments, rulings and/or settlements related to hotel occupancy tax proceedings,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments,

•	includes the additional impact of the non-GAAP adjustments described above on net income attributable to noncontrolling interests,

•
includes the dilutive impact of additional shares of unvested restricted stock, restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation.

In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense, net income attributable to noncontrolling interests, income taxes and includes the impact of foreign currency transactions and other expenses.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $84 million in the 1st quarter 2012.  In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $37 million the 1st quarter 2012. On a per share basis, the Group estimates GAAP net income of approximately $3.10 to $3.20 per diluted share for the 1st quarter 2012.

2 of 12

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for leisure and other travel services as a result of, among other things, decreased consumer spending, general economic downturn, terrorist attacks, natural disasters or adverse weather, the bankruptcy or insolvency of a major supplier, or the outbreak of an epidemic or pandemic disease, such as the swine flu outbreak;
-- adverse changes in the Group's relationships with suppliers, service providers and vendors which could include, without limitation, the withdrawal of suppliers from the Group's systems (either "retail" or "opaque" services, or both) and/or the loss or reduction of global distribution fees;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- the effects of increased competition, including the potential impact of increased pricing competition initiated by other on-line travel agents in the form of reduced booking fees and/or the launch by competitors of an "opaque" travel offering and the potential impact of "metasearch" initiatives by Google and other search engines upon which we rely for a significant amount of traffic;
-- an adverse outcome in one or more of the hotel occupancy and other tax proceedings in which priceline.com is involved;
-- a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;
-- our ability to expand successfully in international markets;
-- the ability to attract and retain qualified personnel;
-- difficulties integrating recent or future acquisitions, such as the 2nd quarter 2010 acquisition of TravelJigsaw, including ensuring the effectiveness of the design and operation of internal controls and disclosure controls of acquired businesses;
-- the occurrence of an external or internal security breach of our systems or other Internet based systems involving personal customer information, credit card information or other sensitive data;
-- systems-related failures and/or security breaches, including without limitation, "denial-of-service" type attacks on our system, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company's obligations in the event of such a breach; and
-- legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Form 10-Q, Form

3 of 12

10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, net income and loss attributable to noncontrolling interests, income taxes and is adjusted for the non-GAAP adjustments relating to stock-based employee compensation expense, gains and losses on early debt extinguishment and charges or benefits related to judgments, rulings, or settlements of hotel occupancy tax proceedings. Additionally, favorable adjustments to franchise tax and sales and use tax recorded in third quarter 2010 GAAP net income have been excluded from adjusted EBITDA, non-GAAP operating income and non-GAAP net income.
Adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's future on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors. These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information is adjusted for the following items:

•	Amortization expense of acquisition-related intangibles is excluded because it does not impact cash earnings.

•	Stock-based compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Charges or benefits related to judgments, rulings, or settlements of hotel occupancy tax proceedings and favorable adjustments related to certain franchise and sales tax issues for our headquarters location are excluded because the amount and timing of these items are unpredictable, not driven by core operating results and render comparisons with prior periods less meaningful.

•
Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carry forwards.  In addition, the benefit in 2011 related to the reversal of a reserve for unrecognized tax benefits attributable to tax positions taken in 2010 is excluded because the amount and timing of this type of item is unpredictable, not driven by core operating results and renders comparisons with prior periods less meaningful.

•	Net income and loss attributable to noncontrolling interests is adjusted for the impact of certain of the non-GAAP adjustments described above

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above.

◦
fully diluted share count is adjusted to include the anti-dilutive impact of "Conversion Spread Hedges" which increases the effective conversion price of the 0.50% convertible notes due 2011 and 0.75% convertible notes due 2013 outstanding during the period from their stated $40.38 conversion price to an effective conversion price of $50.47 per share.  Under GAAP, the anti-

4 of 12

dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until if and when shares are delivered.

◦
additional unvested shares of restricted common stock, restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with priceline.com's financial results under GAAP.
About The Priceline Group
The Priceline Group (Nasdaq: PCLN) is a leader in global online hotel reservations, with over 210,000 participating hotels worldwide. The Group is composed of four primary brands - Booking.com, priceline.com, Agoda.com and Rentalcars.com - and several ancillary brands. The Priceline Group provides online travel services in over 160 countries in Europe, North America, South America, the Asia-Pacific region, the Middle East and Africa.
Booking.com is the number one online hotel reservation service in the world, offering over 195,000 hotels (as of February 27, 2012), and is available in 41 languages. More recent hotel counts are available on the Booking.com website. Priceline.com gives leisure travelers compelling published prices for airline tickets, hotel rooms, rental cars, vacation packages and cruises and offers substantial savings compared to published prices through its famous Name Your Own Price® service. Agoda.com is an Asia-based online hotel reservation service that is available in 37 languages. Rentalcars.com is a multinational car hire service, offering its reservation services in over 4,000 locations. Customer support is provided in 38 languages.

###
For Press Information: Brian Ek (203) 299-8167 brian.ek@priceline.com
For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@priceline.com

5 of 12

priceline.com Incorporated
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$632,836	$358,967
Restricted cash	3,771	1,050
Short-term investments	2,024,827	1,303,251
Accounts receivable, net of allowance for doubtful accounts of $6,103 and $6,353, respectively	264,453	162,426
Prepaid expenses and other current assets	104,202	61,211
Deferred income taxes	36,755	70,559
Total current assets	3,066,844	1,957,464

Property and equipment, net	64,322	39,739
Intangible assets, net	200,151	232,030
Goodwill	504,784	510,894
Deferred income taxes	111,080	151,408
Other assets	23,490	14,418
Total assets	$3,970,671	$2,905,953

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$146,867	$90,311
Accrued expenses and other current liabilities	222,134	243,767
Deferred merchant bookings	239,157	136,915
Convertible debt	497,640	175
Total current liabilities	1,105,798	471,168

Deferred income taxes	46,990	56,440
Other long-term liabilities	39,183	42,990
Convertible debt	—	476,230
Total liabilities	1,191,971	1,046,828

Redeemable noncontrolling interests	127,045	45,751
Convertible debt	77,360	38

Stockholders’ equity:
Common stock, $0.008 par value, authorized 1,000,000,000 shares, 57,578,431 and 56,567,236 shares issued, respectively	446	438
Treasury stock 7,779,645 and 7,421,128 shares, respectively	(803,586)	(640,415)
Additional paid-in capital	2,431,279	2,417,092
Accumulated earnings	1,033,738	69,110
Accumulated other comprehensive loss	(87,582)	(32,889)
Total stockholders’ equity	2,574,295	1,813,336
Total liabilities and stockholders’ equity	$3,970,671	$2,905,953

6 of 12

priceline.com Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Merchant revenues	$445,869	$382,234	$2,004,432	$1,691,640
Agency revenues	542,048	345,838	2,339,253	1,380,603
Other revenues	2,853	3,244	11,925	12,662
Total revenues	990,770	731,316	4,355,610	3,084,905
Cost of revenues	266,073	252,903	1,275,730	1,175,934
Gross profit	724,697	478,413	3,079,880	1,908,971
Operating expenses:
Advertising - Online	217,897	133,786	919,214	552,140
Advertising - Offline	6,006	6,030	35,470	35,714
Sales and marketing	39,759	30,641	162,690	116,303
Personnel, including stock-based compensation of $25,320, $19,650, $65,724 and $68,200, respectively	96,844	75,437	352,295	270,071
General and administrative	36,320	24,961	123,652	81,185
Information technology	10,357	6,148	33,813	20,998
Depreciation and amortization	13,737	12,451	53,824	45,763
Total operating expenses	420,920	289,454	1,680,958	1,122,174
Operating income	303,777	188,959	1,398,922	786,797
Other income (expense):
Interest income	2,044	1,144	8,119	3,857
Interest expense	(8,332)	(7,578)	(31,721)	(29,944)
Foreign currency transactions and other	1,170	(1,620)	(7,526)	(14,427)
Total other income (expense)	(5,118)	(8,054)	(31,128)	(40,514)
Earnings before income taxes	298,659	180,905	1,367,794	746,283
Income tax expense	(72,704)	(45,794)	(308,663)	(218,141)
Net income	225,955	135,111	1,059,131	528,142
Less: net income (expense) attributable to noncontrolling interests	240	(618)	2,760	601
Net income applicable to common stockholders	$225,715	$135,729	$1,056,371	$527,541
Net income applicable to common stockholders per basic common share	$4.53	$2.76	$21.27	$11.00
Weighted average number of basic common shares outstanding	49,793	49,111	49,654	47,955
Net income applicable to common stockholders per diluted common share	$4.41	$2.66	$20.63	$10.35
Weighted average number of diluted common shares outstanding	51,168	51,035	51,211	50,988

7 of 12

priceline.com Incorporated
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2011	2010	2009
OPERATING ACTIVITIES:
Net income	$1,059,131	$528,142	$489,472
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20,648	16,209	14,491
Amortization	33,176	34,255	24,702
Provision for uncollectible accounts, net	9,331	7,102	3,227
Reversal of valuation allowances on deferred tax assets	—	—	(183,272)
Other deferred income taxes	44,747	37,540	30,990
Stock-based compensation expense and other stock-based payments	66,194	68,396	40,671
Amortization of debt issuance costs	2,360	3,332	2,465
Amortization of debt discount	21,414	20,110	18,203
Loss on early extinguishment of debt	32	11,334	1,048
Equity in income of investees	—	—	(2)
Changes in assets and liabilities:
Accounts receivable	(125,793)	(29,275)	(22,767)
Prepaid expenses and other current assets	12,213	(22,373)	(979)
Accounts payable, accrued expenses and other current liabilities	210,325	84,750	86,792
Other	(11,966)	17,775	4,624
Net cash provided by operating activities	1,341,812	777,297	509,665

INVESTING ACTIVITIES:
Purchase of investments	(3,005,397)	(1,813,032)	(922,163)
Proceeds from sale of investments	2,229,563	1,071,669	432,184
Additions to property and equipment	(46,833)	(22,593)	(15,106)
Acquisitions and other equity investments, net of cash acquired	(68,192)	(112,405)	(1,500)
Proceeds from redemption of equity investments in pricelinemortgage.com	—	—	8,921
Proceeds from foreign currency contracts	31,045	44,564	—
Payments on foreign currency contracts	(42,032)	(9,561)	(5,025)
Change in restricted cash	(2,922)	260	1,229
Net cash used in investing activities	(904,768)	(841,098)	(501,460)

FINANCING ACTIVITIES:
Proceeds from the issuance of convertible senior notes	—	575,000	—
Payment of debt issuance costs	—	(13,334)	—
Payments related to conversion of convertible senior notes	(213)	(295,401)	(197,122)
Repurchase of common stock	(163,171)	(129,445)	(17,415)
Payments to purchase subsidiary shares from noncontrolling interests	(12,986)	—	—
Proceeds from the sale of subsidiary shares to noncontrolling interests	—	4,311	—
Proceeds from exercise of stock options	4,302	25,751	43,428
Proceeds from the termination of conversion spread hedges	—	42,984	—
Excess tax benefit on stock-based compensation	21,041	3,091	2,149
Net cash (used in) provided by financing activities	(151,027)	212,957	(168,960)

Effect of exchange rate changes on cash and cash equivalents	(12,148)	7,670	(1,654)
Net increase (decrease) in cash and cash equivalents	273,869	156,826	(162,409)
Cash and cash equivalents, beginning of period	358,967	202,141	364,550
Cash and cash equivalents, end of period	$632,836	$358,967	$202,141

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$232,762	$169,320	$95,512
Cash paid during the period for interest	$7,573	$4,901	$4,448
Non-cash fair value increase for redeemable noncontrolling interests	$91,743	$7,876	$—

8 of 12

priceline.com Incorporated
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended December 31,		Year Ended December 31,
		2011	2010	2011	2010
	GAAP Operating income	$303,777	$188,959	$1,398,922	$786,797

(a)	Amortization of acquisition-related intangible assets in Merchant revenues	—	1,753	—	4,702
(b)	Stock-based employee compensation	25,320	19,650	65,724	68,200
(c)	Adjustment to exclude favorable impact related to franchise tax and sales and use tax for headquarters location	—	—	—	(2,720)
(d)	Charges related to hotel margin tax rulings and judgments	—	1,732	—	1,732
(a)	Amortization of acquisition-related intangible assets in Depreciation and amortization	7,712	8,271	32,610	29,472

	Non-GAAP Operating income	$336,809	$220,365	$1,497,256	$888,183

	GAAP Gross profit	$724,697	$478,413	$3,079,880	$1,908,971
	Non-GAAP Operating income as a % of GAAP Gross profit	46.5%	46.1%	48.6%	46.5%

RECONCILIATION OF GAAP OTHER INCOME (EXPENSE) TO NON-GAAP OTHER EXPENSE RECORDED BELOW OPERATING INCOME		Three Months Ended December 31,		Year Ended December 31,
		2011	2010	2011	2010
	GAAP Other income (expense)	$(5,118)	$(8,054)	$(31,128)	$(40,514)

(g)	Debt discount amortization related to convertible debt	5,471	5,161	21,414	20,110
(g)	Loss on early extinguishment of debt	—	—	32	11,334
(i)	Net (income) loss attributable to noncontrolling interests	(240)	618	(2,760)	(601)
(l)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	(491)	(919)	(1,783)	(2,073)

	Non-GAAP Other expense recorded below Operating income	$(378)	$(3,194)	$(14,225)	$(11,744)

9 of 12

priceline.com Incorporated
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended December 31,		Year Ended December 31,
		2011	2010	2011	2010
	GAAP Net income applicable to common stockholders	$225,715	$135,729	$1,056,371	$527,541

(a)	Amortization of acquisition-related intangible assets in Merchant revenues	—	1,753	—	4,702
(b)	Stock-based employee compensation	25,320	19,650	65,724	68,200
(c)	Adjustment to exclude favorable impact related to franchise tax and sales and use tax for headquarters location	—	—	—	(2,720)
(d)	Charges related to hotel margin tax rulings and judgments	—	1,732	—	1,732
(e)	Depreciation and amortization	13,737	12,451	53,824	45,763
(f)	Interest income	(2,044)	(1,144)	(8,119)	(3,857)
(f)	Interest expense	8,332	7,578	31,721	29,944
(g)	Loss on early extinguishment of debt	—	—	32	11,334
(h)	Income tax expense	72,704	45,794	308,663	218,141
(i)	Net income (loss) attributable to noncontrolling interests	240	(618)	2,760	601

	Adjusted EBITDA	$344,004	$222,925	$1,510,976	$901,381

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended December 31,		Year Ended December 31,
		2011	2010	2011	2010
	GAAP Net income applicable to common stockholders	$225,715	$135,729	$1,056,371	$527,541

(a)	Amortization of acquisition-related intangible assets in Merchant revenues	—	1,753	—	4,702
(b)	Stock-based employee compensation	25,320	19,650	65,724	68,200
(c)	Adjustment to exclude favorable impact related to franchise tax and sales and use tax for headquarters location	—	—	—	(2,720)
(d)	Charges related to hotel margin tax rulings and judgments	—	1,732	—	1,732
(g)	Debt discount amortization related to convertible debt	5,471	5,161	21,414	20,110
(g)	Loss on early extinguishment of debt	—	—	32	11,334
(j)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	13,046	3,633	47,076	34,361
(k)	Adjustment to income tax expense to exclude the benefit from the reversal of a reserve for unrecognized tax benefits	—	—	(12,528)	—
(a)	Amortization of acquisition-related intangible assets in Depreciation and amortization	7,712	8,271	32,610	29,472
(l)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	(491)	(919)	(1,783)	(2,073)

	Non-GAAP Net income applicable to common stockholders	$276,773	$175,010	$1,208,916	$692,659

10 of 12

priceline.com Incorporated
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended December 31,		Year Ended December 31,
		2011	2010	2011	2010
	GAAP weighted average number of diluted common shares outstanding	51,168	51,035	51,211	50,988

(m)	Adjustment for Conversion Spread Hedges	—	—	—	(56)
(n)	Adjustment for restricted stock, restricted stock units and performance units	349	396	341	397
	Non-GAAP weighted average number of diluted common shares outstanding	51,517	51,431	51,552	51,329
	Net income applicable to common stockholders per diluted common share
	GAAP	$4.41	$2.66	$20.63	$10.35
	Non-GAAP	$5.37	$3.40	$23.45	$13.49

(a)	Amortization of acquisition-related intangible assets is recorded in Merchant revenues and Depreciation and amortization.
(b)	Stock-based employee compensation is recorded in Personnel expense.
(c)	Favorable adjustments related to franchise tax and sales and use tax for headquarters location are recorded in General and administrative expense.
(d)	Charges related to South Carolina hotel margin tax ruling in fourth quarter 2010 are recorded in General and administrative expense.
(e)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(f)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(g)	Non-cash interest expense related to the amortization of debt discount and loss on early debt extinguishment are recorded in Interest expense and Foreign currency transactions and other, respectively.
(h)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(i)	Net income (loss) attributable to noncontrolling interests is excluded from Net income to calculate Adjusted EBITDA.
(j)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(k)	Adjustment to income tax expense to exclude the benefit related to the reversal of a reserve in 2011 for unrecognized tax benefits attributable to tax positions taken in 2010.
(l)	Impact of other non-GAAP adjustments on Net income attributable to noncontrolling interests.
(m)
Reflects the impact of the Conversion Spread Hedges that increase the effective conversion price of the Convertible Senior Notes due September 30, 2011 and the Convertible Senior Notes due September 30, 2013 outstanding during the period from their stated $40.38 conversion price to an effective conversion price of $50.47 per share.  Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until the end of the hedge when shares are delivered.

(n)
Additonal shares of restricted common stock, restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based compensation expense.

 For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

11 of 12

priceline.com Incorporated
Statistical Data
In millions
(Unaudited)

Gross Bookings	4Q09	1Q10	2Q10	3Q10	4Q10	1Q11	2Q11	3Q11	4Q11

Domestic	$831	$989	$1,154	$1,121	$902	$1,129	$1,308	$1,268	$1,044
International	1,433	1,975	2,256	2,885	2,363	3,536	4,472	4,989	3,912
Total	$2,264	$2,965	$3,410	$4,006	$3,265	$4,665	$5,780	$6,257	$4,956

Agency	$1,766	$2,374	$2,683	$3,168	$2,557	$3,781	$4,725	$5,121	$3,982
Merchant	498	591	727	838	708	884	1,055	1,136	973
Total	$2,264	$2,965	$3,410	$4,006	$3,265	$4,665	$5,780	$6,257	$4,956

Year/Year Growth
Domestic	20.6%	16.2%	19.6%	12.2%	8.5%	14.1%	13.4%	13.1%	15.8%
International	81.0%	80.8%	59.5%	67.3%	64.9%	79.0%	98.2%	72.9%	65.5%
excluding F/X impact	69.5%	72.8%	67.1%	78.0%	70.7%	78.1%	78.5%	61.4%	66.9%

Agency	59.4%	61.5%	47.0%	48.7%	44.8%	59.3%	76.1%	61.6%	55.7%
Merchant	33.5%	24.8%	31.1%	41.4%	42.1%	49.5%	45.1%	35.6%	37.5%

Total	52.9%	52.5%	43.3%	47.1%	44.2%	57.3%	69.5%	56.2%	51.8%

Units Sold	4Q09	1Q10	2Q10	3Q10	4Q10	1Q11	2Q11	3Q11	4Q11

Hotel Room-Nights	14.6	20.0	23.2	27.5	22.0	31.2	36.1	40.6	33.6
Year/Year Growth	59.9%	56.8%	48.2%	54.1%	50.6%	55.8%	55.6%	47.4%	52.8%

Rental Car Days	2.4	3.0	4.3	5.1	3.9	4.9	6.6	7.0	5.3
Year/Year Growth	6.6%	(0.9)%	32.0%	97.3%	65.4%	64.7%	54.6%	35.6%	34.3%

Airline Tickets	1.3	1.5	1.6	1.5	1.3	1.6	1.7	1.6	1.4
Year/Year Growth	16.2%	2.8%	4.1%	(4.6)%	(2.3)%	2.1%	7.3%	7.7%	5.6%

	4Q09	1Q10	2Q10	3Q10	4Q10	1Q11	2Q11	3Q11	4Q11

Revenue	$541.8	$584.4	$767.4	$1,001.8	$731.3	$809.3	$1,102.7	$1,452.8	$990.8
Year/Year Growth	33.4%	26.5%	27.1%	37.1%	35.0%	38.5%	43.7%	45.0%	35.5%

Gross Profit	$313.2	$319.1	$445.3	$666.2	$478.4	$505.8	$749.2	$1,100.1	$724.7
Year/Year Growth	52.7%	53.2%	45.9%	53.5%	52.8%	58.5%	68.3%	65.1%	51.5%

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers.

12 of 12